                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                       CONSOLIDATED STATEMENTS OF INCOME
                   (US$000s except share amounts, CDN GAAP)
                                  (Unaudited)

                                                     Three months ended
                                                           May 31,
--------------------------------------------------------------------------
                                                    2000             1999
--------------------------------------------------------------------------
Revenue

   Product license                              $ 56,733          $38,871
   Product support                                33,283           27,519
   Services                                       18,682           15,255
--------------------------------------------------------------------------
Total revenue                                    108,698           81,645
--------------------------------------------------------------------------

Operating expenses
   Cost of product license                         1,729            1,054
   Cost of product support                         4,274            3,095
   Selling, general, and administrative           74,295           53,478
   Research and development                       15,854           12,197
   Investment tax credits                         (1,338)          (1,167)
--------------------------------------------------------------------------
Total operating expenses                          94,814           68,657
--------------------------------------------------------------------------

Operating income                                  13,884           12,988
Interest expense                                    (154)            (132)
Interest income                                    2,582            1,731
--------------------------------------------------------------------------

Income before taxes                               16,312           14,587
Income tax provision                               5,397            4,791
--------------------------------------------------------------------------

Net income                                      $ 10,915          $ 9,796
==========================================================================

Net income per share
   Basic                                        $   0.13          $  0.11
==========================================================================

   Diluted                                      $   0.13          $  0.11
==========================================================================

Weighted average number of shares (000s)
   Basic                                          86,993           86,670
==========================================================================

   Diluted                                        88,686           89,960
==========================================================================

                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                              (US$000s, CDN GAAP)

                                                                  May 31,      February 29,
                                                                    2000              2000
-------------------------------------------------------------------------------------------
Assets                                                        (Unaudited)

Current assets

  Cash and cash equivalents                                     $182,333          $132,435
  Short-term investments                                          31,662            64,284
  Accounts receivable                                             91,609           107,823
  Inventories                                                        689               806
  Prepaid expenses                                                10,263             7,840
-------------------------------------------------------------------------------------------
                                                                 316,556           313,188
Fixed assets                                                      53,103            44,835
Intangible assets                                                 37,015            40,158
-------------------------------------------------------------------------------------------

                                                                $406,674          $398,181
===========================================================================================

Liabilities

Current liabilities
  Accounts payable                                              $ 21,548         $  22,908
  Accrued charges                                                 18,081            17,540
  Salaries, commissions, and related items                        19,190            24,024
  Income taxes payable                                             4,184             3,548
  Current portion of long-term debt                                2,082             2,176
  Deferred revenue                                                73,173            76,537
-------------------------------------------------------------------------------------------
                                                                 138,258           146,733
Long-term liabilities                                              2,669             2,699
Deferred income taxes                                             20,614            21,730
-------------------------------------------------------------------------------------------
                                                                 161,541           171,162
-------------------------------------------------------------------------------------------

Stockholders' Equity

Capital stock
  Common shares           (May 31, 2000 - 87,436,045;
                           February 29, 2000 - 86,657,578)       115,939           106,936
Retained earnings                                                137,231           126,316
Other accumulated comprehensive items                             (8,037)           (6,233)
-------------------------------------------------------------------------------------------
                                                                 245,133           227,019
-------------------------------------------------------------------------------------------

                                                                $406,674          $398,181
===========================================================================================

                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (US$000s, CDN GAAP)
                                  (Unaudited)

                                                                             Three months ended
                                                                                   May 31,
--------------------------------------------------------------------------------------------------
                                                                             2000            1999
--------------------------------------------------------------------------------------------------
Cash provided by (used in) operating activities
   Net income                                                            $ 10,915        $  9,796
   Non-cash items
     Depreciation and amortization                                          7,236           5,996
     Deferred income taxes                                                   (598)            438
     Loss on disposal of fixed assets                                         194              23
--------------------------------------------------------------------------------------------------
                                                                           17,747          16,253
   Change in non-cash working capital
     Decrease in accounts receivable                                       14,633           5,756
     Decrease in inventories                                                   97              18
     Increase in prepaid expenses                                          (2,667)           (966)
     Decrease in accounts payable                                            (775)         (2,290)
     Increase (decrease) in accrued charges                                   747             (91)
     Decrease in salaries, commissions, and related items                  (4,315)         (6,278)
     Increase (decrease) in income taxes payable                              739          (3,772)
     Decrease in deferred revenue                                          (2,259)           (473)
--------------------------------------------------------------------------------------------------
                                                                           23,947           8,157
--------------------------------------------------------------------------------------------------
Cash provided by (used in) investing activities
   Maturity of short-term investments                                      64,566          56,595
   Purchase of short-term investments                                     (32,861)        (53,417)
   Acquisition costs                                                            -            (874)
   Additions to fixed assets                                              (13,944)         (4,592)
--------------------------------------------------------------------------------------------------
                                                                           17,761          (2,288)
--------------------------------------------------------------------------------------------------
Cash provided by (used in) financing activities
   Issue of common shares                                                   9,003           1,336
   Repurchase of shares                                                         -          (6,304)
   Repayment of long-term debt                                                251            (107)
--------------------------------------------------------------------------------------------------
                                                                            9,254          (5,075)
--------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                    (1,064)            781
--------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                       49,898           1,575

Cash and cash equivalents, beginning of period                            132,435          93,617
--------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                  182,333          95,192

Short-term investments, end of period                                      31,662          53,565
--------------------------------------------------------------------------------------------------

Cash, cash equivalents, and short-term investments, end of period        $213,995        $148,757
==================================================================================================